Exhibit 21

Subsidiary Name	Jurisdictions of Incorporation	Percentage of Control
Energizer Argentina S.A.	Argentina	100%
Energizer Australia Pty. Ltd.	Australia	100%
Energizer Group Belgium N.V.	Belgium	100%
Energizer Group do Brasil Imp.Exp.Com.Ltd.	Brazil	100%
Energizer do Brasil Ltda.	Brazil	100%
American Safety Razor do Brasil, Ltda.	Brazil	100%
EPC do Brasil Comercio, Importacao e Exportacao Ltda.	Brazil	100%
ASR Exportacao, Importacao, Comercio e Industria De Produtos de Barbear Ltda.	Brazil	100%
California Scents, LLC	California	100%
Energizer Canada, Inc.	Canada	100%
Energizer Cayman Islands Limited	Cayman Islands	100%
Energizer de Chile SpA	Chile	100%
Energizer (China) Co., Ltd.	China	100%
SONCO Products (Shenzhen) Limited	China	100%
Tximist Batteries (Shenzhen) Ltd.	China	100%
Energizer de Colombia, S.A.	Colombia	100%
ECOBAT s.r.o.	Czech Republic	16.66%
Energizer Czech spol.sr.o.	Czech Republic	100%
Associated Products, LLC	Delaware	100%
EBC Batteries, Inc.	Delaware	100%
Energizer Asia Pacific, Inc.	Delaware	100%
Energizer Brands, LLC	Delaware	100%
Energizer Brands II LLC	Delaware	100%
Energizer Brands II Holding LLC	Delaware	100%
EHI LLC	Delaware	100%
Energizer International, Inc.	Delaware	100%
Energizer International Partners, LLC	Delaware	100%
Energizer Investment Company	Delaware	100%
Energizer, LLC	Delaware	100%
Energizer Middle East and Africa Limited	Delaware	100%
Energizer Russia Holding LLC	Delaware	100%
Energizer (South Africa) Ltd.	Delaware	100%
Energizer Manufacturing, Inc.	Delaware	100%
Energizer Group Dominican Republic S.A	Dominican Republic	100%
Energizer-Ecuador C.A.	Ecuador	100%
Energizer Egypt S.A.E.	Egypt	70.02%
Schick Egypt LLC	Egypt	100%
COREPILE S.A.	France	20%
Energizer France SAS	France	100%
Energizer Deutschland GmbH	Germany	100%
AFIS, S.A.	Greece	40%
Energizer Hellas A.E.	Greece	100%
Eveready Hong Kong Company	Hong Kong	100%
Sonca Products Limited	Hong Kong	100%
Energizer Hungary Trading Ltd.	Hungary	100%

RE'LEM Public Benefit Company	Hungary	33.3%
EBC (India) Company Private Limited	India	100%
Energizer India Private Limited	India	100%
PT Energizer Indonesia	Indonesia	100%
Energizer Ireland Limited	Ireland	100%
Energizer Italy S.R.L.	Italy	100%
Eveready East Africa Limited	Kenya	10.51%
Energizer Korea Ltd.	Korea	100%
Energizer Malaysia SDN.BHD.	Malaysia	80.235%
Energizer Mexico S. de R.L. de C.V.	Mexico	100%
Energizer NZ Limited	New Zealand	100%
Energizer Brands Netherlands B.V.	Netherlands	100%
Energizer International Group B.V.	Netherlands	100%
Energizer Group C.V.	Netherlands	100%
Eveready International C.V.	Netherlands	100%
Handstands C.V.	Netherlands	100%
Energizer Group Panama, Inc.	Panama	100%
Energizer Philippines, Inc.	Philippines	100%
Energizer Group Polska Sp. zo.o	Poland	100%
ECOPILHAS LDA.	Portugal	16.66%
Energizer LLC	Russia	100%
Energizer Singapore Pte. Ltd.	Singapore	100%
Energizer Slovakia, Spol. Sr.o.	Slovak Republic	100%
Energizer Group España S.A.	Spain	100%
Energizer Lanka Limited	Sri Lanka	84.1%
Energizer Group Sweden AB	Sweden	100%
Energizer SA	Switzerland	100%
Energizer (Thailand) Limited	Thailand	100%
Berec Overseas Investments Limited	United Kingdom	100%
Energizer Trading Limited	United Kingdom	100%
Energizer Group Limited	United Kingdom	100%
Energizer Trust Limited	United Kingdom	100%
Ever Ready Limited	United Kingdom	100%
Energizer Brands UK Limited	United Kingdom	100%
Energizer UK Limited	United Kingdom	100%
American Covers, LLC	Utah	100%
Handstands Promo, LLC	Utah	100%
Eveready de Venezuela, C.A.	Venezuela	100%
Importadora Energizer, C.A.	Venezuela	100%
Importadora Eveready, C.A.	Venezuela	100%